As filed with the United States Securities and Exchange Commission -
                        Subject to Change
                                              File No. 002-66945
_________________________________________________________________

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549
                 ______________________________

                 POST-EFFECTIVE AMENDMENT NO. 25
                           on Form S-1
                               to
                            Form S-13
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933
               __________________________________

   For registration of Voting Trust Certificates representing:

              CLASS A COMMON STOCK, $1.25 PAR VALUE

     (Title of securities to be deposited under voting trust agreement)

                           Issued by:

                         ROUNDY'S, INC.
       (Exact name of Issuer as specified in its charter)
              ____________________________________

        WISCONSIN                     39-0854535
-----------------------------        ----------------------------
(State or other jurisdiction         (Issuer's I.R.S. Employer
 in which issuer was incorporated     Identification No.)
 or organized)
                       23000 Roundy Drive
                    Pewaukee, Wisconsin 53072
                         (262) 953-7999
        (Address of Issuer's principal executive offices)

                         Edward G. Kitz
                       c/o Roundy's, Inc.
                       23000 Roundy Drive
                    Pewaukee, Wisconsin 53072
                    Telephone: (262) 953-7999
    (Name and address of voting trustees' agent for service)
               ___________________________________
                           Copies to:

                  Whyte Hirschboeck Dudek S.C.
                Attn: Andrew J. Guzikowski, Esq.
                    111 East Wisconsin Avenue
                           Suite 2100
                   Milwaukee, Wisconsin  53202
                    Telephone: (414) 273-2100

                                     PROSPECTUS DATED _____ __, 2001



                   ROUNDY'S, INC. VOTING TRUST
                       23000 Roundy Drive
                    Pewaukee, Wisconsin 53072

             Voting Trust Certificates Representing
    7,600 Shares of Roundy's, Inc. Class A Common Stock


  As Trustees of the Roundy's, Inc. Voting Trust, we are offering you voting trust certificates if you acquire or hold Roundy's, Inc. Class A common stock. If you acquire or hold shares of Class A common, we are requesting, but will not require, that you deposit those shares in the Trust in exchange for voting trust certificates. If you deposit shares in the Trust, you will be issued a voting trust certificate evidencing the shares you have deposited. You will not be able to withdraw any shares of Class A common from the Trust for at least five years after deposit.

  You may only acquire or hold Class A common if you are or become the owner of a retail food store that is supplied primarily by Roundy's. Roundy's is offering Class A common by means of a separate prospectus relating to its Class A and Class B common. That prospectus is being delivered to you with this one and you should read it carefully for important information about Roundy's and its stock, including risk factors associated with an investment in Roundy's stock.

  Proceeds. Neither the Roundy's, Inc. Voting Trust nor Roundy's, Inc. will receive any proceeds from this offer to exchange voting trust certificates for shares of Roundy's Class A common.

  Offering Price. We are offering one voting trust certificate in exchange for 100 shares of Roundy's Class A common.

  No Market. Neither the voting trust certificates we are offering, nor the underlying Roundy's Class A common, is listed or traded on any securities exchange or market. No market exists, nor do we anticipate that any market will develop, for either the voting trust certificates or the underlying Roundy's Class A common.

       Roundy's Class A common has voting rights on all matters submitted to a vote of stockholders, and you will be entitled to one vote for each share of Class A common that you hold. However, if you deposit your shares of Class A common in the Trust, your ability to vote those shares directly will be limited under the terms of the Trust, your ability to elect directors of Roundy's will be limited, and you will not have the right to elect Trustees of the Trust.

-------------------------------------------------------------------------------
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


 ROUNDY'S............................................              3
 ESTABLISHMENT OF THE TRUST..........................              3
 PLAN OF DISTRIBUTION................................              3
 SUMMARY OF TRUST AGREEMENT..........................              4
 THE TRUSTEES........................................              8
 OWNERSHIP OF SECURITIES.............................             10
 REPORTS TO CERTIFICATE HOLDERS......................             11
 INDEMNIFICATION.....................................             12
 AMENDED AND RESTATED VOTING TRUST AGREEMENT.........     Appendix A
 ACCEPTANCE OF VOTING TRUST AGREEMENT AND STOCK POWER     Appendix B


       We have not authorized anyone to give any information or make any representation about the Trust or the voting trust certificates that is different from, or adds to, the information in this prospectus or in documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

       This prospectus is an offer of voting trust certificates only under circumstances and in jurisdictions where it is lawful to do so.

       The information contained in this prospectus is current only as of the date of this prospectus unless we specifically tell you that another date applies.

                                   ROUNDY'S
                                   --------

  The Company. Roundy's, Inc. is a Wisconsin corporation organized in 1952. It is engaged in the distribution of food products and related items through retail supermarkets, some of which are owned by stockholders or by Roundy's. Roundy's principal executive offices are located at 23000 Roundy Drive, Pewaukee, Wisconsin 53072.

  Capital Stock. Roundy's stock is divided into two classes: Class A common stock, which has voting rights on all matters submitted to a vote of stockholders, and Class B common stock, which has no voting rights other than those provided by law. Only Class A common may be deposited in the Trust.

  Class A common may be held only by persons who own one or more retail food stores that are supplied primarily by Roundy's (but not including those that are supplied by any of Roundy's subsidiaries). In this prospectus, we will refer to these stores as "retail stores." The owners of these retail stores are required to own exactly 100 shares of Class A common for each retail store they own. We refer to these owners as "stockholder-customers."


                          ESTABLISHMENT OF THE TRUST
                          --------------------------

  Roundy's created the Trust in 1971, as a successor to an initial voting trust established when Roundy's was incorporated, for the purpose of holding record title to and voting shares of Roundy's Class A common. The Voting Trust Agreement, which sets forth the terms of the Trust, was amended and restated as of September 16, 1983, and was further amended in 1986, 1987, and 1995. The Trust was created under and is governed by Wisconsin law.

  Roundy's has relied mainly upon borrowing to finance the operation and expansion of its business. The main purpose of the Trust is to insure the stability of management necessary to facilitate long-term financing on advantageous terms.

  As of the date of this prospectus, all outstanding shares of Class A common were deposited with the Trust.


                             PLAN OF DISTRIBUTION
                             --------------------

  We are offering voting trust certificates to you if you are or become the record owner of shares of Class A Common. We request that you deposit such shares in the Trust, in exchange for a certificate evidencing beneficial ownership of the shares you deposit. You will not be penalized if you do not deposit shares of Class A Common into the Trust.

  As Trustees, we are the only ones authorized to make this offering of voting trust certificates. We have not employed any salesmen or securities dealers to distribute the certificates we are offering in this prospectus, and we will not pay anyone any commission, bonus, or other compensation for soliciting the deposit of certificates in the Trust.

                          SUMMARY OF TRUST AGREEMENT
                          --------------------------

  In the following summary, we describe certain provisions of the Voting Trust Agreement that we consider to be of special interest to you as a prospective holder of voting trust certificates. This summary is necessarily selective and does not deal with all significant aspects of the Trust, nor does it include all provisions relating to those aspects which are summarized. The summary below is qualified by reference to the Voting Trust Agreement, a copy of which is attached to this prospectus as Appendix A and is incorporated into this prospectus by reference.

Deposit and Withdrawal
----------------------
  Deposit of Roundy's Class A Common.
  -----------------------------------
You may deposit your shares of Class A common in the Trust by surrendering your stock certificates to us in exchange for voting trust certificates. All shares of Class A common that you deposit in the Trust will be transferred on Roundy's books into our names as Trustees. Roundy's Secretary will hold such physical stock certificates for the Trustees. Each certificate issued to the Trustees bears the following legend:

 "This certificate is held subject to an Amended and Restated Voting Trust
  Agreement dated September 16, 1983, a copy of which is on file with the Secretary of Roundy's, Inc."

  Limitations on Withdrawal.
  --------------------------
Paragraph 8 of the Trust Agreement provides a right of withdrawal of all shares held by the Trustees; however, with limited exceptions, you must wait until your shares of Class A common have been on deposit in the Trust for five full years before you may exercise any withdrawal rights (if you held shares in the Trust on September 16, 1983 (the date on which the Trust Agreement was first amended and restated) and you executed the Trust Agreement in its amended and restated form by December 16, 1983, the five-year holding period does not apply to you).

  You may only withdraw shares from the Trust during February or March in each year. On or before January 31 of each year, we are required to give you written notice of your withdrawal rights. You may exercise your right of withdrawal by tendering your certificates to Roundy's Secretary, with a written statement that you wish to withdraw your shares of Class A common from the Trust. The Secretary will then be required to issue you a stock certificate in your name for your shares of Roundy's Class A common; Roundy's will retain the original stock certificate to perfect its lien upon those shares.

  No more than one-third of the total number of shares of Class A common then outstanding (whether or not deposited in the Trust) may be withdrawn by certificate holders in any single calendar year. This limit is determined exclusive of any shares deemed to be withdrawn upon the exercise of dissenters' rights, which are described below. If you or other certificate holders wish to withdraw a greater number of shares of Class A common from the Trust in a single year, withdrawals will be accepted in the order in which notices of withdrawals were received until this limit has been reached. The remaining withdrawals will be effected in the following year (without the need for submitting a second notice of withdrawal), subject to the same limitation.

  Repurchase and Exchange
  -----------------------
  The limitations upon withdrawal of shares of Class A common from the Trust do not limit or affect your ability as a stockholder-customer to require Roundy's to repurchase your shares of stock if you dispose of all your retail stores. These repurchase rights will be governed by the terms of the stock redemption policy Roundy's has in effect at the time, which may be amended from time to time or rescinded in its entirety. For the purposes of Roundy's repurchase obligation, you are deemed to own all shares of Class A common you deposit in the Trust.

  If you dispose of a retail store, your 100 shares of Class A common associated with that retail store will automatically be deemed to be exchanged for, and will be treated as, an equal number of shares of Class B common. Following such a disposition, we will no longer treat such shares as being deposited in or subject to the Trust.

  Dividends and Distributions
  ---------------------------
  If Roundy's issues any shares of Class A common as dividends on the shares in the Trust, such shares will be retained in the Trust. If Roundy's distributes any cash or non-voting securities (i.e., Class B common) as dividends or rebates on shares held in the Trust, we will pass them on to you directly.

  In the case of a merger or reorganization of Roundy's, any shares of stock we receive (whether voting or non-voting) in any new or surviving entity in exchange for shares of Class A common deposited in the Trust shall remain on deposit in the Trust. Unless the Trust is otherwise terminated in connection with such merger or reorganization, such shares shall remain subject to the provisions of the Trust, regardless of whether such shares are issued by Roundy's or by another corporation which is the surviving or continuing corporation in such merger or reorganization.

Voting of Shares Held in Trust
------------------------------
  Meetings of Certificate Holders
  -------------------------------
  Prior to each meeting of Roundy's stockholders, we must convene a meeting of certificate holders to consider the matters to be voted upon at the stockholders meeting. We will conduct the certificate holders' meeting in all respects similar to a meeting of stockholders of a Wisconsin corporation.
A majority of the shares of Class A common on deposit in the Trust must be represented by their respective certificate holders (whether in person or by proxy) in order to constitute a quorum to do business. You will be entitled to one vote for each share of Class A common you have deposited in the Trust.

  Voting of Shares
  ----------------
  On all matters to be considered at the impending Roundy's stockholders meeting, we are required to vote all shares deposited to the Trust as directed by a vote of the shares represented at the meeting of certificate holders. However, the manner in which shares must be voted varies depending upon the matter to be considered.

  Election of Directors
  ---------------------
  Roundy's By-Laws provide for a total of ten directors, which are divided into three classes of three, three and four directors. Roundy's By-Laws and the Trust Agreement both provide that four of Roundy's directors must be "retailer directors" (directors who own retail stores). In each of the two classes with three directors, there is one retailer director; and in the class with four directors, there are two retailer directors. Therefore, one (or, in every third year, two) retailer director(s) will be elected to Roundy's board of directors each year.

  Retailer directors are chosen by voting trust certificate holders at the certificate holders' meeting held immediately prior to the Roundy's annual meeting of stockholders each year. They are chosen from a slate of nominees presented by Roundy's Advisory Committee (which consists of representatives of, and is elected by, Roundy's stockholder-customers).

  Retailer directors are elected by a "plurality" of the votes cast by the certificate holders. This means that, as trustees, we will cast all of the votes corresponding to the number of shares of Class A common deposited in the Trust, as a block, for the individual receiving the highest number of votes from among the certificate holders (and, in every third year, for the two individuals receiving the two highest vote totals from among the certificate holders). In years where more than two retailer directors are being elected (such as, for example, if there is an additional retailer director vacancy), the individuals receiving the highest totals, corresponding to the number of retailer directors being elected, will receive all of the votes of the certificate holders, cast as a block.

  We cannot assure you that the candidate or candidates for retailer director chosen by the certificate holders will actually be elected to Roundy's Board of Directors, except at such times as a majority of the outstanding Class A common is deposited in the Trust.

  Certificate holders have no right to elect directors other than the four retailer directors. Non-retailer directors are elected by a plurality of the vote of the individual Trustees, and there is no provision requiring us to act in accordance with the vote or preference of the certificate holders when we elect the non-retailer directors.

  Merger or Liquidation
  ---------------------
  We must abstain from voting the shares we hold in Trust at any Roundy's stockholders meeting called to consider a proposal to liquidate Roundy's, to sell all or substantially all of its assets, or to approve a merger in which Roundy's would not be the surviving corporation, unless (1) we are directed to do so by a two-thirds vote at a certificate holders meeting where a quorum is present, or (2) we are directed to do so by a majority vote of certificate holders and Roundy's board has recommended adoption of the proposal.

  Other Matters
  -------------
  In the case of matters other than the election or removal of directors or a proposal to merge or liquidate Roundy's, we must vote all shares on deposit in the Trust as a block as directed by a majority vote of the certificate holders at the meeting (that is, a majority of the quorum). If for any reason we do not obtain a vote of the majority of certificate holders at the meeting (such as, for example, if a quorum is not present), we will vote all shares deposited in the Trust as a block in accordance with the will of a majority of the Trustees.

  The Trust Agreement provides that we may act on any matter in which we have discretionary authority either by unanimous consent or by a majority of the Trustees who constitute a quorum (represented in person or by proxy) at a meeting of the Trustees.

  Dissenters' Rights
  ------------------
  The Wisconsin statutes provide shareholders of Wisconsin business corporations, such as Roundy's, with the right to dissent from certain corporate actions (for example, a merger, consolidation, certain amendments to the Articles of Incorporation, and certain other specified corporate transactions) and receive "fair value" for their shares in lieu of any other consideration offered for such shares in connection with the proposed transaction or action. These rights are called "dissenters' rights."

  Although as trustees we are the holders of record of the shares of Class A common that have been deposited into the Trust, the Voting Trust Agreement specifies that certificate holders are entitled to exercise any dissenters' rights which arise from a proposed corporate action or transaction on the part of Roundy's. The Trust Agreement specifies the procedure for certificate holders to notify us of their intention to exercise such dissenters' rights.
The Trust Agreement also provides that: (1) if the Trust is terminated upon the effectiveness of such corporate action or transaction on the part of Roundy's, then the shares of Class A common held in the Trust at that time shall be distributed to certificate holders, who shall thereafter be responsible for complying with the appropriate statutory procedures for obtaining "fair value" for such shares, and (2) if the Trust is not terminated upon the effectiveness of such corporate action or transaction on the part of Roundy's, then certificate holders who have notified us of their intent to exercise dissenters' rights shall be deemed to have withdrawn their shares from the Trust and such shares will be distributed to such dissenting shareholders in accordance with the Trust Agreement.

  Transfer of Voting Trust Certificates
  -------------------------------------
  You may not transfer voting trust certificates in any manner except under circumstances in which the underlying shares could be transferred, which are very limited. Shares of Class A common are subject to substantial transfer restrictions contained in Roundy's Articles of Incorporation and By-Laws. In particular, you must obtain Roundy's written consent before any transfer may be made for any purpose.

  Amendment and Termination of Voting Trust Agreement
  ---------------------------------------------------
  The Trust Agreement may be amended, or the Trust terminated, by vote of two-thirds of the shares represented at a properly noticed and constituted special meeting of certificate holders, or by a majority of such shares if the proposal has been approved by a majority vote of the Trustees. In addition, the resignation of all Trustees without the appointment of any successor Trustees will cause the Trust to terminate. Unless any such event occurs, the Trust will continue indefinitely.

Expenses and Indemnification
----------------------------
  Roundy's has agreed under the Trust Agreement to pay all expenses of operating the Trust, and to indemnify the Trustees against expenses, judgments and settlements in connection with the discharge of our duties to the same extent as if we were officers and directors of Roundy's. See "INDEMNIFICATION" on Page 12.

Trustees:  Appointment, Terms, Resignation and Removal
------------------------------------------------------
  The Trust Agreement provides for seven Trustees in the following categories:

 -Two "officer voting trustees," who are officers of Roundy's. The term of an officer voting trustee is determined by the Board of Directors, except that an officer voting trustee automatically ceases to be a trustee upon ceasing to be an officer of Roundy's.

 -Two "independent voting trustees" who have executive business management experience and must be independent from the management and stockholders of Roundy's. Independent voting trustees serve five-year terms.

 -Three "retailer voting trustees" who are stockholder-customers but may not be directors of Roundy's. Retailer voting trustees serve five-year terms.

  Certificate Holders do not have any ability to elect trustees. If a trustee position becomes vacant, successor trustees (other than officer trustees) are appointed by majority vote of the remaining trustees.

                                   THE TRUSTEES
                                   ------------

Business and Business Experience
--------------------------------
  The following table sets forth the names of the current trustees and their current business or occupation.  Unless otherwise indicated, the trustees have held such positions for the past five years or longer:

                                                                 Trustee   Term
Name                   Business, Profession or Position           Since   Expires
----------             --------------------------------          -------  -------
Officer Trustees:
----------------
Gerald F. Lestina      President and Chief Executive               1993     2002
                       Officer of Roundy's, Inc. since 1995.
                       Director of Roundy's, Inc. since 1991.

Edward G. Kitz         Vice President, Secretary and               1995     2003
                       Treasurer of Roundy's, Inc. since 1995.

Retailer Trustees:
-----------------
Victor C. Burnstad     President and Stockholder of                1997     2005
                       Burnstad Bros., Inc.

Gary N. Gundlach       Owner of Pick 'n Save retail                1999     2004
                       grocery stores in Columbus, DeForest,
                       Fort Atkinson, McFarland, Stoughton,
                       Madison and Sun Prairie, Wisconsin.

David J. Spiegelhoff   Vice President and Treasurer of             1998     2006
                       Spiegelhoff's Super Food Market, Inc.


Independent Trustees:
--------------------
Michael W. Copps       Chairman, Chief Executive Officer           2001     2005
                       and Director of The Copps Corporation


Robert R. Spitzer      President Emeritus of Milwaukee             1994     2006
                       School of Engineering.


Compensation of Trustees
------------------------
  Officer trustees receive no fees for serving as trustees. Retailer trustees each receive $500 per meeting. Independent trustees each receive $1,250 per quarter plus $500 per meeting.

  The Trust Agreement does not limit the power of the Trustees to deal or trade in voting trust certificates, Roundy's stock or other Roundy's securities, or to enter into contracts with Roundy's.

  The following table sets forth the aggregate direct compensation of each Trustee for services to the Trust for the three fiscal years during the period ended December 30, 2000:

                      Principal         Annual
Name                   Position          Year    Compensation
----------------    ---------------     ------   ------------

Officer Trustees:
----------------
Gerald F. Lestina      Trustee(1)        2000          -
                                         1999          -
                                         1998          -

Edward G. Kitz         Trustee(1)        2000          -
                                         1999          -
                                         1998          -

Retailer Trustees:
-----------------
Victor C. Burnstad     Trustee           2000       $500
                                         1999        500
                                         1998          -


Gary N. Gundlach       Trustee           2000        500
                                         1999 (2)      -

David J. Spiegelhoff   Trustee           2000        500
                                         1999        500
                                         1998 (2)      -

Independent Trustees:
--------------------
Michael W. Copps       Trustee           2001 (2)      -


Robert R. Spitzer      Trustee           2000      5,500
                                         1999      5,500
                                         1998      5,500


(1)  Mr. Lestina also serves as President and Chief
     Executive Officer and Director of Roundy's. Mr. Kitz also serves as Vice President, Secretary and Treasurer of Roundy's. Roundy's pays annual compensation to Mr. Lestina and Mr. Kitz for their services to Roundy's in those capacities, which is not included in the above table.

(2) Mr. Spiegelhoff was first elected as a Trustee in 1998, Mr. Gundlach was first elected as a Trustee in 1999 and Mr.
     Copps was first elected as a Trustee in 2001.

                             OWNERSHIP OF SECURITIES
                             -----------------------

  The Trustees of the Trust, as a group, were owners of record of 100% of the 9,800 shares of Roundy's Class A common issued and outstanding at March 16, 2001. We do not know of anyone other than the Trustees who owns of record or beneficially owns, more than 10% of the Class A common (or of the certificates upon deposit of the Class A common into the Trust).

  The Trust may be deemed to be an "affiliate" of Roundy's, and the Trustees, as a group, may be considered to be "parents" of, and in "control" of, both the Trust and Roundy's, as those terms are defined in the Securities Act of 1933, as amended, and the Regulations thereunder.


  The following table shows the beneficial ownership of Roundy's Class A and Class B common by each of the Trustees, as of March 16, 2001:

                                Class A Common                 Class B Common
                          ------------------------        ------------------------
                          Number of                       Number of
                            Shares                         Shares
                        Beneficially    Percent of      Beneficially    Percent of
Name and Address            Owned        Class (1)        Owned (2)      Class (1)
----------------        ------------    ----------      ------------    ----------
Officer Trustees:
----------------
  Gerald F. Lestina (3)       -              *            24,606 (3)       2.33%

  Edward G. Kitz (4)          -              *             4,850 (4)         *

Retailer Trustees:
-----------------
  Victor C. Burnstad (5)     400            4.08%         48,043           4.65%

  Gary N. Gundlach (8)       700            7.14%         34,018           3.29%

  David J. Spiegelhoff (6)   500            5.10%         35,219           3.41%

Independent Trustees:
--------------------
  Michael W. Copps            -              -               -               -

  Robert R. Spitzer (7)       -              *               200             *
___________________

(1) Asterisk (*) denotes less than 1%.

(2) Shares of Class B common have no voting rights except as provided by Wisconsin Statutes (See "Roundy's" beginning on page 3). Section 3.5 of Roundy's Articles of Incorporation provides that shares of Class B common may not be transferred in any manner without Roundy's prior written consent, unless Roundy's has agreed in writing to repurchase such shares and has failed to do so.

(3) Includes options for 21,500 shares that are exercisable. Mr. Lestina's business address is c/o Roundy's, Inc., 23000 Roundy Drive,
    Pewaukee, WI 53072.

(4) Includes options for 1,500 shares that are currently exercisable.
    Mr. Kitz's business address is c/o Roundy's, Inc., 23000 Roundy Drive, Pewaukee, WI 53072.

(5) All shares beneficially owned by Mr. Burnstad are held of record by Burnstad Bros., Inc., whose business address is 701 East Clifton St., Tomah,
    WI  54660.

(6) All shares beneficially owned by Mr. Spiegelhoff are held of record by Spiegelhoff's Super Food Market, Inc., whose business address is 1120 Milwaukee Avenue, Burlington, WI 53105.

(7) Mr. Spitzer's address is 1134 North Road, Burlington,
    WI 53105.

(8) All shares beneficially owned by Mr. Gundlach are held of record by GEM, Inc. or by Gary N. Gundlach, as sole proprietor, whose business address is 5709 Hwy. 51, McFarland, WI 53558.



                        REPORTS TO CERTIFICATE HOLDERS
                        ------------------------------

  Roundy's furnishes annual reports to its stockholders within 120 days after the end of each fiscal year. These annual reports include financial statements that have been examined and reported on by independent certified public accountants. Roundy's will furnish you with such reports directly if you are listed upon the books of the Trust as a certificate holder.

  The Trust Agreement does not provide certificate holders with any rights to inspect the transfer books and list of certificate holders. However, Section 180.0730(1) of the Wisconsin Statutes provides as follows:

  "One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. The voting trust agreement may include any provision consistent with the voting trust's purpose. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office."

  Further, the Wisconsin Statutes provide holders of voting trust certificates the same rights to inspect the records of the issuer of deposited securities as a shareholder of the issuer.

  All shares of Class A common issued after December 31, 1979, are or will be registered under the Securities Act of 1933. Financial and other material information regarding Roundy's is contained in the prospectus describing Roundy's offering of its Class A and Class B common stock.

  Requests for information, or other communications to Trustees, should be addressed to: Mr. Edward G. Kitz, Vice President, Secretary and Treasurer, Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072; telephone
(262) 953-7999.

                                INDEMNIFICATION
                                ---------------

  Section 12(c) of the Voting Trust Agreement provides, in part:

  ". . . Roundy's shall indemnify the Trustees against any and all liabilities, suits, actions, claims, damages, expenses, costs, losses, demands and settlements to the fullest extent allowed under Wisconsin law, as if the Trustees were officers or Directors of Roundy's."

  Roundy's has, in its By-Laws, established a policy indemnifying officers and directors for liabilities and expenses arising out of their actions in their capacities as officers and directors. This indemnification policy also applies to Trustees of the Voting Trust.

  This would include indemnification for certain liabilities on the part of officers and directors under the Securities Act of 1933 (the "Securities Act").

  It is the public policy of the State of Wisconsin, as expressed in Section
180.0859 of the Wisconsin Statutes, to require or permit indemnification against claims arising under federal law and state securities laws. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Roundy's pursuant to the foregoing provisions, Roundy's has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                                                     APPENDIX A


                             AMENDED AND RESTATED
                             --------------------
                            VOTING TRUST AGREEMENT
                            ----------------------

As amended by Amendments No. 1 and No. 2 dated April 8, 1986, Amendment 1987-1, Amendment 1995-1 and Amendment 1995-2.

     This Amendment and Restatement of the Voting Trust Agreement dated August 16, 1971, entered into as of this 16th day of September, 1983, by and among Roundy's, Inc., a Wisconsin corporation ("Roundy's"); the undersigned shareholders of Class A Common Stock ("Voting Stock") of Roundy's, hereinafter collectively referred to as "Security Holders"; and Vincent R. Little, John W. Andorfer, Edward M. Dexter, Robert E. Hackett, Jr., and James H. DeWees, hereinafter collectively referred to as "Trustees",

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Security Holders are the beneficial owners of Voting Stock of Roundy's in the amounts set forth herein; and

     WHEREAS, the Security Holders acknowledge that a substantial majority of the shares of Voting Stock have been owned of record by the Trustees of a voting trust (the "existing Voting Trust") since the incorporation of Roundy's, and are now so owned; and

     WHEREAS, the existing Voting Trust by its terms will expire in 1987; and

     WHEREAS, the parties have been advised that institutions providing financing to Roundy's desire the extension of the voting trust arrangement in order to provide such stability of management from year to year as may reasonably be expected; and

     WHEREAS, all the parties desire the continued success of Roundy's, and for that reason deem it necessary and advisable in their best interests that financing continue to be provided on favorable terms and that the operation and management of Roundy's business continue in its present manner; and

     WHEREAS, the Security Holders and the Trustees mutually agree that certain changes and clarifications of the terms of the existing Voting Trust would be in the best interests of Roundy's and its shareholders; and

     WHEREAS, the Trustees have been acting as Trustees of the existing Voting Trust, and the Security Holders have agreed that they should be named as Trustees of the Amended and Restated Voting Trust hereunder, and the Trustees have agreed to continue to act as such.

     NOW, THEREFORE, in consideration of the deposit by each of the Security Holders of their Voting Stock with the Trustees and the Trustees' agreement to serve, and the performance of all the covenants and conditions contained in this Agreement, and other valuable consideration, the parties hereby agree as follows:

     1.  Extension of Existing Trust.
         ---------------------------
         The existing Voting Trust shall be continued and extended in accordance with the terms and conditions of this Agreement, as amended, with respect to all shares of Voting Stock deposited by the Security Holders hereunder, until terminated in accordance with the terms hereof.

     2.  Transfer of Voting Stock.
         ------------------------
         Each Security Holder whose Voting Stock is owned of record by the Trustees under the terms of the existing Voting Trust shall, within ten days after executing this Agreement, deliver his Stock Receipt or Receipts evidencing beneficial ownership thereof to the Trustees, in care of the Secretary of Roundy's, and agrees hereby that such share shall continue to be held by the Trustees, and that the Trustees may make such changes in the form of registration thereof as paragraph 3 of this Agreement requires. Every other holder of Voting Stock who wishes at any time to become a Security Holder shall, within ten days after executing this Agreement, deliver his certificate or certificates for shares of Voting Stock to the Trustees, in care of the Secretary of Roundy's, to be held subject to the terms of this Agreement.

     3.  Record Ownership of Voting Stock.
         --------------------------------
         The Trustees shall cause all Voting Stock deposited in accordance with paragraph 2 to be transferred on the books of Roundy's to themselves as Trustees hereunder, and the Secretary of Roundy's shall endorse across the face of each certificate for shares deposited to the Voting Trust the following legend:

     "This certificate is held subject to an Amended and Restated Voting Trust
      Agreement dated September 16, 1983, a copy of which is on file with the Secretary of Roundy's, Inc."

Any and all such certificates shall be maintained in the custody of the Secretary of Roundy's.

     4.  Voting Trust Certificates.
         -------------------------
         Each Security Holder shall receive a Voting Trust Certificate signed by one of the Trustees on behalf of all, evidencing receipt and deposit of the Security Holder's Voting Stock. Voting Trust Certificates shall not be negotiable, and beneficial interests in Voting Stock deposited with the Trust may only be transferred in compliance with paragraph 7 hereof.

     5.  Voting of Shares.
         ----------------

    (a) Except as otherwise provided in this paragraph 5, the Trustees shall vote all shares deposited with the Voting Trust hereunder as a block as directed by vote of the Security Holders.

   (b)(i)Not less than ten days (but in the case of a meeting to which subparagraph (e) of this Paragraph (5) applies, 15 days) before each regular or special meeting of Roundy's shareholders (or such greater period as may be required by applicable law for notice to be given of such meeting of shareholders), each Security Holder shall be given notice by first class mail of the date, time, place and purpose of such shareholders' meeting, and of a date (not sooner than five days after such notice has been given) and a time and place at which a meeting of Security Holders shall be held to consider such matters as shall be submitted to a vote of Security Holders. Such notice shall contain or be accompanied by all of the information required by the Wisconsin Business Corporation Law ("WBCL") to be included in or provided with the notice of a shareholders' meeting called for the same purpose or purposes. Any person, including one or more of the Trustees and also including the management of Roundy's, may solicit proxies to vote at such meeting of Security Holders, and the form and validity of proxies shall be governed by the pertinent provisions of the Wisconsin Business Corporation Law (as it may exist from time to time) in the same manner as if the Security Holders were shareholders. A Trustee selected by vote of the Trustees shall preside at each meeting of Security Holders, and the conduct of meetings shall be in all respects similar to the conduct of a meeting of shareholders of a Wisconsin corporation. A majority of the shares deposited to the Voting Trust (as of a record date chosen by the Trustees within thirty days prior to the date of notice) must be present in person or represented by proxy in order to constitute a quorum, and each share of Voting Stock deposited to the Voting Trust shall be entitled to one vote on each matter, to be cast by the Security Holder who deposited such share or his proxy. Every matter to be submitted to a vote of the Class A shareholders of Roundy's at the subsequent meeting of shareholders (except such matters as are specified in subparagraph (c)) shall be submitted to a vote of Security Holders at such meeting, and (except as otherwise provided in subparagraphs (d) and (e)) the Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders. In the event no quorum of Security Holders is present at such meeting, or if for any other reason the vote of a majority of such quorum on any issue cannot be obtained, each Trustee may vote on such issue or issues in his discretion and all shares deposited to the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees.

  (b)(ii)Except as otherwise provided in Paragraph 11, a special meeting of Security Holders may be called by Security Holders representing fifteen percent (15%) of the shares of voting stock deposited to the Voting Trust (as of the date notice is given) for any purpose for which Security Holders are entitled to vote under this Agreement, as if such purpose were contained in a notice of shareholders meeting. Such notice shall be given stating the reason for such meeting and proxies may be solicited for it and the meeting held, all in accordance with the applicable provisions of Paragraph 5(b)(i). A majority of the shares deposited to the Voting Trust as of the Notice Date must be present in person or represented by proxy in order to constitute a quorum and each share of Voting Stock deposited to the Voting Trust shall be entitled to one vote on each matter to be cast by the Security Holder who deposited such share or his proxy. A majority of the Security Holder votes present in person or by proxy at such meeting shall be required to adopt any action and the

Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders, excepting as provided in subparagraphs 5(c), (d) and (e), and if necessary, to call a meeting of the stockholders to do so.

    (c) The Security Holders shall have no vote with respect to the election or removal of Directors of Roundy's, except as provided in this subparagraph
(c). Four members of the Board of Directors (hereinafter the "Retailer Directors"), shall be elected by vote of the Security Holders. One of the Retailer Director's terms shall expire at the annual meeting of shareholders each year, except that two of such Retailer Director's terms shall expire at every third annual meeting of shareholders (the "Third Annual Meeting"). At the meeting of Security Holders held immediately prior to the annual meeting of shareholders each year, the Advisory Committee of retailers shall present to the Security Holders a roster of three nominees (in the case of each Third Annual Meeting, five nominees) chosen by the Advisory Committee in its discretion who either are themselves customer-shareholders of Roundy's, or are principal officers of customer-shareholders which are not natural persons. The Security Holders whose shares are represented at such meeting shall vote in the manner provided in subparagraph (b), and the single candidate receiving the highest total votes (in the case of each Third Annual Meeting, the two candidates receiving the highest and next highest total votes) cast by Security Holders shall receive the votes of all the Trustees to fill the vacancy created by the expiration of the term of the retiring Retailer Director (or Directors). No Retailer Director shall be allowed to serve more than 10 years in succession as a Director. In the event of the vacancy of any Retailer Director position prior to the normal expiration of such Retailer Director's term, such vacancy may be filled by vote of the remaining Directors as provided in the By-Laws of Roundy's. In the event a proposal to remove any Retailer Director is brought before the shareholders of Roundy's at any regular or special meeting, the Security Holders shall vote on such proposal in the manner provided in subparagraph (b), and the Trustees shall vote all shares deposited to the Voting Trust as directed.

         With respect to the election of Directors who are not Retailer Directors ("Non-Retailer Directors"), a meeting of Trustees shall be held prior to each meeting of shareholders at which such Directors are to be elected, at which meeting of Trustees each Trustee may vote for one individual for each Non-Retailer seat on the Board of Directors to be filled at the ensuing meeting of shareholders. The individuals receiving the highest vote totals at the vote of Trustees shall receive the votes of all shares held by the Voting Trust at the shareholder meeting. In the event of a proposal to remove a Non-Retailer Director or Directors, each Trustee may vote on such proposal in his discretion and all shares deposited to the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees.

    (d) In the event the shareholders of Roundy's shall be called upon to consider a proposal to dissolve or liquidate Roundy's, or sell all or substantially all of its assets, or approve a merger in which Roundy's would not be the surviving corporate entity, the Trustees shall refrain to vote the shares held by the Voting Trust upon such proposal unless either (i) the Trustees are so directed by vote of two-thirds of the shares present or represented by proxy at a properly constituted meeting of Security Holders called for such purpose, or (ii) the Trustees are so directed by a majority of such shares, and adoption of the proposal has been recommended by vote of the Board of Directors of Roundy's.

    (e) In the event the holders of the Voting Stock are called upon to vote to approve a merger, consolidation, amendment of the Articles of Incorporation, or any other transaction as to which such holders are entitled to exercise dissenters' rights under subchapter 13 of the WBCL (referred to herein as a "Dissenters' Rights Proposal"), each Security Holder shall be entitled to exercise such dissenters' rights with respect to any or all of the shares deposited by such Security Holder to the Voting Trust hereunder, as provided in this subparagraph (e). Prior to the meeting of Security Holders held pursuant to subparagraph 5(b) hereof at which the Dissenters' Rights Proposal is to be voted upon, a Security Holder ("Dissenting Security Holder") may notify the Trustees, in writing, of his or her desire to exercise dissenters' rights with respect to the Dissenters' Rights Proposal. Such notice shall be received by the Trustees not later than five (5) days prior to the meeting of Security Holders, and shall specify the number of shares of Voting Stock deposited to the Voting Trust by such Security Holder as to which such dissenters' rights are to be exercised ("Dissenting Shares"). The Dissenting Security Holder shall not cast the vote attributable to any of his or her Dissenting Shares in favor of the Dissenters' Rights Proposal. If the Security Holders vote to approve the Dissenters' Rights Proposal and direct the Trustees to vote the shares held hereunder in favor of its approval, then, notwithstanding the preceding subparagraph 5(b), the Trustees shall refrain from voting in favor of the Dissenters' Rights Proposal as to that number of shares deposited hereunder which is equal to the total number of all Dissenting Shares. The Trustees shall also deliver to Roundy's any notice or other communication, and shall take all such other actions, as may be required under the WBCL to be delivered or taken prior to the approval of the Dissenters' Rights Proposal by the shareholders of Roundy's, to perfect dissenters' rights as to all Dissenting Shares. If this Agreement and the Voting Trust are terminated upon the effectiveness of the Dissenters' Rights Proposal, the Trustees shall distribute to the Dissenting Security Holders those shares deposited hereunder as to which such dissenters' rights have been so perfected (each such Dissenting Security Holder to receive that number of such shares which is equal to the number of his or her Dissenting Shares). Thereafter, each such Dissenting Security Holder shall be solely responsible for the continued perfection and prosecution of his or her dissenters' rights with respect to such shares, and the Trustees shall have no liability or responsibility therefor. If this Agreement and the Voting Trust do not terminate upon the effectiveness of the Dissenters' Rights Proposal, then the Dissenting Shares shall be deemed to have been withdrawn from the Voting Trust hereunder, effective upon the effectiveness of the Dissenters' Rights Proposal, and the Trustees shall distribute such shares to the Dissenting Security Holders in the same manner and with the same effect as if this Agreement had so terminated.

    (f) A majority of the Trustees may execute a proxy or proxies naming one or more persons to represent all the Trustees at any meeting of shareholders, provided that such written proxy shall specify the issues on which votes are to be cast pursuant thereto and shall further specify, with respect to each such issue, whether such vote is being cast in accordance with the direction of the Security Holders or of a majority of the Trustees. No person appointed as proxy by the Trustees shall be granted the authority to vote in his discretion on any issue in a meeting of shareholders; if a vote of a majority of Trustees may not be obtained on any issue as to which the Trustees are empowered to vote in their discretion, the shares held by the Trust shall not be voted.

    (g) Except with regard to the election of directors other than directors who are elected by vote of the Security Holders under subparagraph 5(c), the Trustees, in their capacity as shareholders of Roundy's, shall not execute a written consent to any resolution or action of shareholders taken without a meeting, nor shall any Trustee propose any action or make any motion at any meeting of shareholders which was not part of the agenda as contained in the notice to shareholders; but if any other shareholder shall make any such motion or proposal from the floor, the Trustees may vote in their respective discretion and all shares held by the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees, if a majority is then present.

     6.  Dividends and Distributions.
         ---------------------------

    (a)  Cash Distributions.
         ------------------
         Each Security Holder shall be entitled to receive all cash distributions paid upon Voting Stock deposited by him to the Trust, whether such distributions be dividends, distributions upon partial or complete liquidation, or in any other form. The Trustees shall disburse such corporate distributions within ten days after receipt thereof, or they may direct Roundy's to make such payments directly to the Security Holders, and Roundy's shall comply with such direction.

    (b)  Stock Distributions.
         -------------------
         If any dividend payable in shares of Voting Stock is declared upon Voting Stock held by the Trustees, the Trustees shall retain the shares so issued which shall be deemed to have been deposited under the terms of this Agreement, and shall issue Voting Trust Certificates accordingly. If any dividend payable in securities other than Voting Stock is declared upon Voting Stock held by the Trustees, Roundy's shall issue such securities directly to the Security Holders according to their respective interests.

    (c)  Merger or Reorganization.
         ------------------------
         If, in the case of a merger or other such change in or reorganization of Roundy's, the Trustees shall receive stock in any merged, consolidated, new or different corporation in exchange for or in respect of the Voting Stock deposited hereunder, the Trustees shall hold the stock so received, and the rights and obligations of the Trustees and the Security Holders hereunder shall, for all purposes, be treated as applying to the stock so received, as though such stock was part of the Voting Stock originally deposited hereunder in respect of or in exchange for which it was received, and the Trustees may require the Security Holders to surrender their Voting Trust Certificates to them in exchange for new Voting Trust Certificates, modified to describe the interest then represented by such Voting Trust Certificates. Any revenue stamps or other governmental charges incident to such exchange shall be paid by the Security Holders. Following any such merger, reorganization or change in which Roundy's is not the surviving or continuing corporation, all references herein to "Roundy's" shall be deemed references to such surviving or continuing corporation whose stock is then registered in the names of the Trustees and held by them hereunder.

     7.  Transfer of Security Holders' Interests.
         ---------------------------------------
         The Security Holders' beneficial interests in shares deposited to the Trust may not be transferred, assigned, pledged or alienated in any way except in compliance with all applicable provisions of the Articles of Incorporation and By-Laws of Roundy's, as if the Security Holder were the record owner of such shares. The Trustees shall issue a Voting Trust Certificate to the assignee of any Security Holder upon receipt of all of the following:

    (a)  The assignor's Voting Trust Certificate;

    (b) An instrument of assignment executed by the assignor in form satisfactory to the Trustees;

    (c) A certificate of the Secretary of Roundy's stating that all the conditions precedent to the transfer of the shares have been satisfied, as if the assignor had requested transfer of record ownership of the shares; and

    (d) An instrument in form satisfactory to the Trustees signed by the assignee, by which the assignee agrees to be bound by all the terms and conditions of this Agreement to the same extent as the assignor.

     8.  Withdrawal.
         ----------

    (a) Each Security Holder shall have the right in accordance with the procedure and subject to the limitations set forth in this paragraph 8 to withdraw shares of Voting Stock deposited by him, after such shares have been on deposit for a period of at least five years; provided that every person who is a Security Holder under the existing Voting Trust, and who executes this Agreement within three months after the date hereof, shall immediately have the withdrawal rights specified herein.

    (b) The Trustees shall give written notice to each Security Holder having withdrawal rights on or before January 31st of each year. Such Security Holder may exercise his withdrawal rights by giving written notice to the Trustees, in care of the Secretary of Roundy's, at any time during the months of February or March. Such written notice shall be accompanied by the Security Holder's Voting Trust Certificate. Within thirty days after receiving such notice, the Secretary of Roundy's shall issue to such Security Holder a certificate evidencing ownership of such person's Voting Stock, and shall make the necessary adjustment to the number of shares evidenced by certificates held in the name of the Trustees.

    (c) The maximum number of shares of Voting Stock which may be withdrawn from the Voting Trust in any calendar year (excluding shares deemed to have been withdrawn pursuant to subparagraph 5(e) hereof) shall be that number which represents one-third of the number of shares of Voting Stock outstanding at the beginning of such calendar year. In the event Security Holders representing a greater number of shares wish to withdraw in any year, withdrawals shall be accepted from Security Holders whose notices of withdrawal have been received first by the Secretary of Roundy's, and the balance shall be accepted in the following year (without the necessity of further notice from the Security Holders), subject to the above limitation.

     9.  Trustees:  Appointment, Terms, Resignation, Removal
         ---------------------------------------------------
         and Manner of Acting.
         ---------------------

     There shall be seven (7) Trustees representing the following interests:

     Three (3) Trustees shall be customer/shareholders of Roundy's or a principal officer of such a customer/shareholder which is not a natural person (herein "Retailer Trustee");

     Two (2) Trustees shall be officers of Roundy's (herein "Officer
Trustee");

     Two (2) Trustees shall be persons having executive business management experience who are independent from the management and stockholders of Roundy's (herein "Independent Trustee").

     No Retailer Trustee or Independent Trustee may simultaneously hold office as a Director of Roundy's nor shall be a person who shall be related by blood or marriage to any other then-serving Trustee or Director. No Retailer Trustee or Independent Trustee may serve more than two consecutive terms.

     Each Retailer Trustee and Independent Trustee shall serve for a term of five (5) years, except that one Retailer Trustee and one Independent Trustee shall serve for an initial term of four (4) years, and the third Retailer Trustee shall serve for an initial term of three (3) years. "Officer Trustees" shall serve from their appointment until their death, resignation, or removal.

     The initial Retailer Trustees and Independent Trustees, and their initial terms of office (each effective and commencing April 8, 1986 immediately following the adoption of this amendment) are as follows:


     5 Year Term:
     -----------                   Robert R. Spitzer
                                  (Independent Trustee)

                                   David Ulrich
                                  (Retailer Trustee)

     4 Year Term:
     -----------                   Charles E. Stenicka
                                  (Independent Trustee)

                                   Vic Burnstad
                                  (Retailer Trustee)

     3 Year Term:
     -----------                   Paul Spiegelhoff
                                  (Retailer Trustee)


The initial Officer Trustees are John W. Andorfer and David H. Maass.

    Upon expiration of any Retailer and Independent Trustee's term, successors shall be appointed for five (5) year terms by the remaining Trustees from persons who have the necessary qualifications to be a "Retailer Trustee" or an "Independent Trustee" as the case may be. Successor "Officer Trustee" shall be appointed to serve for such terms as the Board of Directors of Roundy's may determine.

    Any trustee may resign at any time by filing his written resignation with the Secretary of Roundy's. A Trustee may be removed from such office, with or without cause, at any time by affirmative vote of all of the other then-serving Trustees. In the event that any Officer Trustee ceases to be an officer of Roundy's, Inc., such Officer Trustee shall thereupon cease to be a Trustee hereunder.

    The Trustees may act in all matters by unanimous action of all Trustees expressed in writing and signed without a meeting, or by or through a majority of their number in person or by proxy at a meeting duly held, pursuant to such rules and regulations as they may adopt from time to time. The act of such majority shall in all respects be the act of the Trustees. A majority of the Trustees then in office, present in person or by proxy, shall constitute a quorum at any meeting of the Trustees. At any meeting of the Trustees (or in any written consent of the Trustees), any Trustee may act by proxy, and such proxy may or may not be a Trustee. The Trustees shall keep a record of their proceedings (which may be included in the record of the minutes of the meetings of Roundy's shareholders) and may adopt their own rules of procedure.

    10.  Successor Trustees.
         ------------------

    In the event of the death, resignation, incapacity or removal of any Trustee, of any class, a successor Trustee who has the necessary qualifications to fill that vacancy shall be appointed by a majority vote of the remaining Trustees. In the event of the death, resignation, incapacity or removal of a Retailer Trustee or Independent Trustee, if such remaining Trustees shall fail to name a Successor Trustee within six (6) months of the date of the vacancy, then the appointment shall be made by a majority vote of the Security Holders at a meeting called for that purpose and such Successor Trustee, after consenting to act as such, shall have all the rights, duties and power hereunder given to any other Trustee hereunder.

    11.  Amendment of Trust Agreement; Termination of Voting Trust.
         ---------------------------------------------------------

    The Trust Agreement may be amended, or the Voting Trust terminated, in accordance with the following procedure;

    A special meeting of Security Holders may be called for such purposes by a majority of the Trustees, or by Security Holders representing twenty-five percent of the shares of Voting Stock deposited to the Voting Trust as of the date notice is given. Such notice shall be given in accordance with all the applicable provisions of paragraph 5(b), stating the reason for such meeting, and a meeting shall be held in accordance with the procedures set forth in such paragraph (including, without limitation, the provisions relating to a quorum). The Agreement shall be amended, or the Voting Trust terminated, in accordance with the proposal if either (i) two-thirds of the shares present or represented by proxy at such meeting affirmatively so vote, or (ii) a majority of such shares so vote, and the proposal has been approved by a majority of the Trustees voting independently. In addition, the resignation of all Trustees without the appointment of any successor Trustee or Trustees shall terminate the Voting Trust automatically.

    Upon termination of the Voting Trust, all Security Holders shall deliver to the Secretary of Roundy's their Voting Trust Certificates. Within thirty days after receipt of each such Certificate, the Secretary of Roundy's shall issue to the Certificate Holder a certificate evidencing ownership of such person's Voting Stock, and cancel the same number of shares standing on the books of Roundy's in the name of the Trustees.

    12.   Expenses; Compensation; Indemnification.
          ---------------------------------------

    (a)   Expenses.
          --------
    Roundy's shall pay all expenses of the Trustees reasonable and necessary for the operation of the Voting Trust, including, without limitation, the cost of communicating with Security Holders and of soliciting the proxies thereof, in the event the Trustees determine such solicitation is advisable; the cost of conducting meetings; and the cost of legal counsel on matters relating to the Agreement.

    (b)   Compensation.
          ------------
    Trustees who are also employees, officers or Directors of Roundy's shall receive no compensation for acting as Trustees. Any other Trustees may receive from Roundy's such fees as the Board of Directors, in its sole discretion, shall determine from time to time.

    (c)   Indemnification.
          ---------------
    In addition to the payment of expenses as set forth in subparagraph
(a) hereof, Roundy's shall indemnify the Trustees against any and all liabilities, suits, actions, claims, damages, expenses, costs, losses, demands and settlements to the fullest extent allowed under Wisconsin law, as if the Trustees were officers or Directors of Roundy's.


    13.   Ultimate Term of Voting Trust.
          -----------------------------
    This Agreement shall remain in effect until the latest to occur of
(i) termination by act of the Security Holders and/or the Trustees in accordance with paragraph 11; (ii) dissolution of Roundy's or (iii) expiration of the term of this Agreement in accordance with paragraph 1.

    14.   Binding Effect.
          --------------
    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and assigns.

                                                                      APPENDIX B

                     ACCEPTANCE OF VOTING TRUST AGREEMENT
                                     AND
                                 STOCK POWER

    I, the undersigned, being the beneficial owner of the number of shares of Class A Common Stock of Roundy's, Inc. set forth below, hereby acknowledge receipt of the Prospectus relating to Voting Trust Certificates of the Roundy's, Inc. Voting Trust together with a copy of the Amended and Restated Voting Trust Agreement, and agree that I will be bound as a Security Holder by all the provisions of such Agreement. I authorize the Secretary of Roundy's to attach this page to the executed original Agreement and to deem it for all purposes to constitute a portion thereof.

    I hereby assign and transfer unto the Trustees of the Roundy's, Inc.
Voting Trust the shares described below, and irrevocably constitute and appoint the Secretary of Roundy's as my agent and attorney to transfer such stock on the books of such corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal this       day
of         , 20  .                                                -----
   --------    --

                                    SECURITY HOLDER:

                                    ____________________________(SEAL)
                                    Signature

                                   (If a corporation):

                                    __________________________________
                                    Name of corporation

                                    a ____________________ corporation

                                    By:_______________________________
[CORPORATE SEAL]
                                    Attest:___________________________

Number of shares:_______            State of residence or incorporation:

                                    __________________________________
Certificate
  Number(s):____________            Address for Notices and Reports:
                                    __________________________________

                                    __________________________________

                                    __________________________________

                                                               PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Indemnification of Directors and Officers.
          -----------------------------------------

     See Paragraph 12(c) of Amended and Restated Voting Trust Agreement dated September 16, 1983 which contains provisions relating to indemnification of Trustees to the same extent as if such Trustees were officers and directors of Roundy's.

     Article VIII of Roundy's By-Laws provides for indemnification by Roundy's of its Directors and Officers against liabilities incurred in their capacities as such. This indemnification policy also applies to Trustees of the Voting Trust. The following summary is subject to the specific provisions of said
Article VIII and the capitalized terms used therein are specifically defined in said Article VIII:

     Generally, Article VIII of Roundy's By-Laws requires Roundy's to indemnify a Director, Officer or Trustee for all Liability and Expenses arising out of any claim made against such person or in a Proceeding in which such person was a Party, unless such Liability results from the person's Breach of Duty (which generally includes a willful failure to deal fairly with Roundy's or its stockholders while subject to a conflict of interest; a transaction from which the Director, Officer or Trustee derived improper personal profit; a knowing violation of criminal law; willful misconduct; or intentional or reckless statements or omissions regarding matters under Board consideration). Indemnification includes the reimbursement or advancement for expenses. Article VIII sets forth specific procedures for requesting indemnification and for determining whether indemnification is proper. Article VIII provides that it is not the exclusive source for rights of an Officer, Director or Trustee to indemnification.

     Management believes that Roundy's policy with respect to indemnification as expressed in Article VIII of the By-Laws is consistent with application provisions of the Wisconsin Business Corporation Law respecting indemnification of Directors and Officers.

Item 16.  Exhibits and Financial Statement Schedules.
          ------------------------------------------

(a.) Exhibits
     9 Amended and Restated Voting Trust Agreement dated September 16, 1983, incorporated herein by reference to Exhibit 9 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1983, filed with the Commission on March 30, 1984, Commission File No. 002-66296 and 002-94984.

     9(a) Amendments No. 1 and 2, dated April 8, 1986 incorporated herein by reference to Exhibit 9(a) of Post-Effective
          Amendment No. 9 on Form S-2 to Registrant's Registration Statement on Form S-1 (File No. 2-66296), dated April 29, 1987.

     9(b) Amendment 1987-1 incorporated herein by reference to Exhibit
          9(b) of Registrant's Registration Statement on Form S-2
          (File No. 2-66296), dated April 29, 1987.

     9(c) Amendment 1995-1 to the Roundy's, Inc. Voting Trust Agreement, incorporated herein by reference to Exhibit 9(c) of Registrant's Registration Statement on Form S-1 (File No. 2-66296), dated
          May 4, 1995.

     9(d) Amendment 1995-2 to the Roundy's, Inc. Voting Trust Agreement, incorporated herein by reference to Exhibit 9(d) of Registrant's Registration Statement on Form S-1 (File No. 33-57505), dated April 26, 1996.

Item 17.  Undertakings.
          ------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                          Trustees Power of Attorney
                          --------------------------

    The undersigned trustee hereby constitutes and appoints Edward G. Kitz as his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, to sign and file with the United States Securities and Exchange Commission further Post-Effective Amendments to the Registration Statement for registration of Voting Trust Certificates representing Class A Common Stock, together with any and all exhibits and subsequent amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of April, 2001.

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 25 to the Registration Statement has been signed by the following persons as voting Trustees, on this 24th day of April, 2001.


GERALD F. LESTINA                       EDWARD G. KITZ
--------------------                    -----------------
Gerald F. Lestina                       Edward G. Kitz



MICHAEL W. COPPS                        ROBERT R. SPITZER
--------------------                    -----------------
Michael W. Copps                        Robert R. Spitzer



VICTOR C. BURNSTAD                      GARY N. GUNDLACH
--------------------                    -----------------
Victor C. Burnstad                      Gary N. Gundlach



DAVID J. SPIEGELHOFF
--------------------
David J. Spiegelhoff